EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Visium Analytics, LLC, a Virginia Limited Liability Company

JAJ Advisory, LLC, , a Virginia Limited Liability Company

Threat Surface Solutions Group, LLC, a Virginia Limited Liability Company